                                                                     Exhibit 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                SAFECO CORPORATION AND CONSOLIDATED SUBSIDIARIES
                         (In Thousands, Except Ratios)


                                                                                 Year Ended December 31
                                                                 1994          1993         1992        1991         1990
                                                                ------        ------       ------      ------       ------
Fixed Charges:
  Interest  . . . . . . . . . . . . . . . . . . . . . . . .     $ 69,346     $ 58,790     $ 64,097    $ 70,797     $ 68,512
  Interest Capitalized  . . . . . . . . . . . . . . . . . .          831        1,381          154          30        2,040
  Interest Portion of Rental Expense  . . . . . . . . . . .        3,050        2,768        2,855       2,595        2,280
  Amortization of Deferred Debt Expense . . . . . . . . . .          845          613          655         572          436
                                                                --------     --------     --------    --------     --------
      Total Fixed Charges . . . . . . . . . . . . . . . . .     $ 74,072     $ 63,552     $ 67,761    $ 73,994     $ 73,268
                                                                ========     ========     ========    ========     ========
Earnings:
  Income From Continuing Operations Before Income Taxes . .     $389,741     $576,937     $403,257    $317,314     $303,982
  Total Fixed Charges Above . . . . . . . . . . . . . . . .       74,072       63,552       67,761      73,994       73,268
  Less Interest Capitalized . . . . . . . . . . . . . . . .         (831)      (1,381)        (154)        (30)      (2,040)
  Less Undistributed Loss from
    Unconsolidated Subsidiary  . . . . . . . . . . . . . .           211          574          555         218           35
                                                                --------     --------     --------    --------     --------
      Total Earnings  . . . . . . . . . . . . . . . . . . .     $463,193     $639,682     $471,419    $391,496     $375,245
                                                                ========     ========     ========    ========     ========
Ratio of Earnings to Fixed Charges  . . . . . . . . . . . .          6.3         10.1          7.0         5.3          5.1
                                                                ========     ========     ========    ========     ========




                                 SAFECO CREDIT

                                                                                 Year Ended December 31
                                                                 1994          1993         1992        1991         1990
                                                                ------        ------       ------      ------       ------
Fixed Charges:
  Interest  . . . . . . . . . . . . . . . . . . . . . . . .     $ 30,652     $ 25,918     $ 26,646    $ 30,516     $ 27,057
  Interest Portion of Rental Expense  . . . . . . . . . . .           69          100          102         160           76
  Amortization of Deferred Debt Expense . . . . . . . . . .           --           38           52          24            8
                                                                --------     --------     --------    --------     --------
      Total Fixed Charges . . . . . . . . . . . . . . . . .     $ 30,721     $ 26,056     $ 26,800    $ 30,700     $ 27,141
                                                                ========     ========     ========    ========     ========

Earnings:
  Income Before Income Taxes  . . . . . . . . . . . . . . .     $ 10,761     $ 10,190     $  9,036    $  9,489     $  6,815
  Total Fixed Charges Above . . . . . . . . . . . . . . . .       30,721       26,056       26,800      30,700       27,141
                                                                --------     --------     --------    --------     --------
      Total Earnings  . . . . . . . . . . . . . . . . . . .     $ 41,482     $ 36,246     $ 35,836    $ 40,189     $ 33,956
                                                                ========     ========     ========    ========     ========

Ratio of Earnings to Fixed Charges  . . . . . . . . . . . .          1.4          1.4          1.3         1.3          1.3
                                                                ========     ========     ========    ========     ========
